UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2004

PENNICHUCK CORPORATION
(Exact name of registrant as specified in its charter)

NEW HAMPSHIRE	0-18552	02-0177370
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

25 Manchester Street,
Merrimack, New Hampshire 03054
(Address of principal executive offices, including Zip Code)

(603) 882-5191
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 - Other Events

Overview

      Pennichuck Corporation announced on December 16, 2004 that the New Hampshire Bureau of Securities Regulation and the U.S. Securities and Exchange Commission have agreed on a settlement to resolve parallel investigations by the Bureau and the SEC. As Pennichuck has previously disclosed, the Bureau and SEC investigations related primarily to Pennichuck's public disclosures regarding various transactions involving joint ventures formed by Pennichuck's Southwood subsidiary (the "Southwood Joint Ventures"). The Southwood Joint Ventures were organized to commercialize land that had long had been held by Pennichuck's principal water utility subsidiary. Maurice L. Arel, Pennichuck's former President and Chief Executive Officer, also was a subject of the investigations.

The settlement with Pennichuck was effected through

(1) a Consent Order that the Bureau and Pennichuck, effective as of December 16, 2004 (the "New Hampshire Order"), and

      (2)   an Order Instituting Cease-and-Desist Proceedings, Making Findings, and Imposing a Cease-and-Desist Order Pursuant to Section 21C of the Securities Exchange Act of 1934 (the "Exchange Act") that the SEC issued on December 16, 2004 (the "SEC Order").

The Bureau and the SEC simultaneously entered into settlement agreements with Mr. Arel. Pennichuck and Mr. Arel neither admitted nor denied any of the factual or legal allegations contained in their respective settlement documents.

The following description of various portions of the New Hampshire and SEC Orders is qualified in its entirety by reference to those documents, each of which is filed as an exhibit to this report.

Allegations regarding 1998 Arel home purchase

      The New Hampshire and SEC Orders state that in Pennichuck's Annual Report on Form 10-KSB for the year ended December 31, 1998 Pennichuck improperly characterized the terms of a purchase of a home by Mr. Arel from one of the Southwood Joint Ventures. Specifically, Note A to Pennichuck's 1998 financial statements included in that Annual Report contained the following disclosure:

During 1998, one of the residential joint venture partnerships sold land and a home to an executive officer of the Company. The terms of that sale were the same as the terms which would be given to any independent third party purchaser.

Mr. Arel was the executive referenced in that statement. In fact, the purchase was not made on the same as the terms which would be given to any independent third party. The Bureau

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and SEC found that Mr. Arel obtained favorable terms worth approximately $70,000 that were not available to other purchasers.

      The SEC Order states that Mr. Arel knew, at the time Pennichuck filed its 1998 Form 10-KSB, that the statement in the 1998 10-KSB regarding his home purchase was false, and that as Mr. Arel's knowledge should be imputed to Pennichuck, such statement constituted a violation by Pennichuck of Section 10(b) of the Securities Exchange Act and Rule 10b-5 thereunder. The SEC Order also states that the false and misleading statement in the 1998 Form 10-KSB regarding Mr. Arel's home purchase was not corrected until March 31, 2003, when Pennichuck filed its Annual Report on Form 10-K for the year ended December 31, 2002.

      The SEC Order further states that Pennichuck's proxy statement filed with the SEC on March 18, 1999 set forth an incomplete and inaccurate statement concerning Mr. Arel's 1998 compensation, because it did not disclose the alleged $70,000 in benefits that Mr. Arel obtained in his 1998 home purchase. The SEC Order states that as a consequence the proxy statement violated Section 14(a) of the Exchange Act and Rule 14a-9 thereunder.

Allegations regarding transactions with landscaping company with which Arel's son was involved

      The New Hampshire and SEC Orders state that Pennichuck failed to disclose payments from the Southwood Joint Ventures to a Nashua, New Hampshire-based landscaping company with which one of Mr. Arel's adult sons was involved. The New Hampshire and SEC Orders state that Mr. Arel's son controlled and operated that landscaping company at all relevant times. Specifically, the New Hampshire Order states that during the seven-year period 1996 through 2002, various Southwood Joint Ventures engaged that company for numerous landscaping projects and paid approximately $833,000 for that work, with the 1999 payment of $258,000 representing the greatest amount paid to that company during a single year. The SEC Order states that Mr. Arel's knowledge - that his son performed extensive landscaping work for various Southwood Joint Ventures and that Pennichuck did not disclose in its annual or quarterly reports that the landscaping company had received those payments - should be imputed to Pennichuck, and therefore Pennichuck's repeated failure to disclose the extensive transactions with the landscaping company of Mr. Arel's son violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.

Allegations regarding extensive commercial relationships with a single developer

      The SEC Order states that between 1996 and 2002 Pennichuck's annual and quarterly reports under the Exchange Act failed to disclose all material information concerning Pennichuck's real estate transactions involving a single New Hampshire real estate developer, John P. Stabile, or companies controlled by him (collectively, the "Developer") and thereby failed to provide Pennichuck shareholders with a full picture of its extensive real estate transactions with the Developer. Either or both the New Hampshire and SEC Orders state that Pennichuck's annual and quarterly reports were inaccurate and incomplete concerning its real

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estate ventures with the Developer because, among other things, they failed to inform Pennichuck shareholders that

* Pennichuck and/or one or more Southwood Joint Ventures had multiple real estate projects, financings and other contracts all with the same joint venture partner (i.e., the Developer);

* the Developer, through his participation in various Southwood Joint Ventures, was the beneficiary of $1.25 million in interest-free loans from Pennichuck to the such joint ventures;

* the Developer was the joint venture partner who provided the Mr. Arel with favorable terms on his home purchase; and

*

the Developer, on behalf of various Southwood Joint Ventures, repeatedly hired a company to perform landscaping work that, according to the New Hampshire and SEC Orders, was controlled by Mr. Arel's son.

      The New Hampshire Order states that Pennichuck's disclosure should have made shareholders and prospective investors aware of this ongoing, repeated, and continuous business relationship with the single Developer.

The SEC Order states that Pennichuck's omissions regarding the Developer violated Exchange Act Section 13(a) and Rules 13a-l, 13a-13, and l2b-20 thereunder.

Allegations regarding Pennichuck's oversight of joint ventures

      The New Hampshire Order separately states that the Pennichuck board of directors failed to implement controls, policies, and audit procedures to avoid the abuse of corporate assets and other improprieties with respect to the Southwood Joint Ventures, including by failing to obtain formal appraisals of the land Pennichuck contributed to the Southwood Joint Ventures, and by failing to consider or investigate real estate development alternatives since the early 1990s. The New Hampshire Order also states that the Pennichuck board of directors did not exercise proper oversight over the financial reporting activities of the Southwood Joint Ventures and failed to insure that Southwood management kept adequate records including copies of financial records, contracts, correspondence or other material information.

Allegations regarding false and misleading submissions during the Bureau investigation

      The New Hampshire Order also separately states that during the period from December 2002 to February 2003, when the Bureau requested information regarding Mr. Arel's home purchase, Pennichuck's written responses filed with the Bureau through counsel, under Mr. Arel's supervision, initially repeated the assertion that the Mr. Arel's home purchase was on terms available to any other independent third party purchaser, represented that the purchase price for the Mr. Arel's home was determined similarly to comparable homes in the adjacent neighborhood, and stated that Pennichuck had adequately disclosed Mr. Arel's home purchase

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in its 1998 financial statements. The New Hampshire Order states that Pennichuck did not correct this information until February 21, 2003.

Scope of Orders

The New Hampshire Order directs Pennichuck to refrain from further violations of the relevant provisions of New Hampshire law - namely, RSA 421-B:3, RSA 421-B:19, RSA 421-B:23,I and RSA 421-B:26,III.

      The SEC Order directs Pennichuck to cease and desist from committing or causing any violations and any future violations of Sections 10(b), 13(a), and 14(a) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1, 13a-13, and 14a-9 thereunder.

Payments required by New Hampshire Order

      The New Hampshire Order provides that Pennichuck and Mr. Arel are jointly and severally required to pay to the State of New Hampshire an administrative fine of $50,000, and investigation costs of $60,000. Mr. Arel will be financially responsible for both payments under the terms of a settlement between him and Pennichuck.

Payment to Pennichuck shareholders as of March 31, 2003 under New Hampshire Order

      Pennichuck shareholders as of March 31, 2003 will receive a payment totaling $280,000 under the terms of the New Hampshire Order. Pennichuck and Mr. Arel have agreed that Mr. Arel will be responsible for $160,000 of that amount and Pennichuck will be responsible for $120,000.

      The New Hampshire Order provides that neither Arel nor any director of Pennichuck who was a shareholder as of March 31, 2003 will receive a portion of the shareholder payment. Pennichuck expects that the payment to shareholders will be made in March 2005.

Settlement Regarding Arel Deferred Compensation Agreement

      In connection with the settlement of the Bureau and SEC investigations, Pennichuck and Mr. Arel entered into a separate settlement regarding Mr. Arel's claim under a 1994 Insurance Funded Deferred Compensation Agreement with Pennichuck (the "Deferred Compensation Agreement"). The Deferred Compensation Agreement was designed to provide Mr. Arel with supplemental retirement benefits such that, in general, upon retirement he would receive a monthly payment which, together with funds available under the Pennichuck's defined benefit pension plan annuity, the annuity value of Pennichuck's contributions to Mr. Arel's 401(k) plan and fifty percent (50%) of his projected social security benefits, would equal at least sixty percent (60%) of the average of Mr. Arel's last three years' annual base salary compensation. As of May 2003, Pennichuck's annual obligation under the Deferred Compensation Agreement was approximately $57,200. The supplemental retirement payments would continue for Mr. Arel's lifetime, and for up to 10 years thereafter to his designated beneficiary. The amount of

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the supplemental retirement benefit is adjusted annually based upon the change in the Consumers Price Index. Under the Deferred Compensation Agreement, Pennichuck purchased and in general agreed to maintain during Mr. Arel's lifetime a Pennichuck-owned cash value life insurance policy.

      Pending a resolution of the Bureau and SEC investigations, Pennichuck withheld the payments under the Deferred Compensation Agreement that would otherwise have begun as of May 1, 2003. In connection with the settlement of any claim that Pennichuck or Mr. Arel may have had against the other arising out of any allegation in the settlement documents with the Bureau and the SEC or the cessation of Mr. Arel's employment in May 2003, Pennichuck and Mr. Arel have agreed that his $160,000 contribution toward the payment to Pennichuck shareholders required by the New Hampshire Order will be deducted from the amount that Pennichuck owes to Mr. Arel under the Deferred Compensation Agreement. Pennichuck has agreed that after the deduction of such amount, Pennichuck will make the monthly supplemental retirement payments under the Deferred Compensation Agreement.

Item 9.01 - Financial Statements and Exhibits.

(c) The following exhibits are submitted herewith:

Exhibit 99.1   Consent Order issued by the Bureau of Securities Regulation, Department of State, State of New Hampshire with Respect to Pennichuck Corporation In The Matter of Pennichuck Corporation and Maurice L. Arel (Inv. 02-029), effective as of December 16, 2004.

Exhibit 99.2   U. S. Securities and Exchange Commission Order Instituting Cease-And-Desist Proceedings, Making Findings, And Imposing A Cease-And-Desist Order Pursuant To Section 21C of the Securities Exchange Act of 1934 (Securities Exchange Act of 1934 Release No. 50869; Admin. Proc. File No. 3-11773), issued on December 16, 2004.

Exhibit 99.3 Press Release - "Pennichuck, N.H. Securities [Bureau] And U.S. SEC Reach Agreement On Settlement" dated December 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2004	PENNICHUCK CORPORATION

(Registrant)

/s/ Charles J. Staab

Charles J. Staab, Vice President,
Treasurer and Chief Financial Officer

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LIST OF EXHIBITS

Exhibit No.	Description

Exhibit 99.1

Consent Order issued by the Bureau of Securities Regulation, Department of State, State of New Hampshire with respect to Pennichuck Corporation In The Matter of Pennichuck Corporation and Maurice L. Arel (Inv. 02-029), effective as of December 16, 2004.

Exhibit 99.2

U. S. Securities and Exchange Commission Order Instituting Cease-And-Desist Proceedings, Making Findings, And Imposing A Cease-And-Desist Order Pursuant To Section 21C of the Securities Exchange Act of 1934 (Securities Exchange Act of 1934 Release No. 50869; Admin. Proc. File No. 3-11773), issued on December 16, 2004.

Exhibit 99.3	Press Release - "Pennichuck, N.H. Securities [Bureau] And U.S. SEC Reach Agreement On Settlement" dated December 16, 2004.

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